                           AMENDED AND RESTATED BYLAWS

                                       OF

                       FMC RESOURCE MANAGEMENT CORPORATION

                            a Washington corporation


                                    ARTICLE I
                             SHAREHOLDERS' MEETINGS

Section 1.    PLACE OF MEETINGS.

       Meetings of the shareholders shall be held at the office of the corporation or such other place within or outside of the State of Washington as may be designated from time to time by the Board of Directors or in the notice of the meeting.


Section 2.    ANNUAL MEETINGS.

       The annual meeting of the shareholders shall be held each year on a day and at a time as may be determined from time to time by the Board of Directors. In the absence of such determination, the annual meeting shall be held at the following time and date:


              Time of Meeting:     10:00 a.m.
              Date of Meeting:     Second Tuesday in November

       If this date shall be a legal holiday, then the meeting shall be held on the next succeeding business day at the same hour. At the annual meeting, the shareholders shall elect a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may properly be brought before the meeting.

Section 3.    SPECIAL MEETINGS.

       Special meetings of the shareholders may be called at any time by the chairman of the board, if any, the president, a majority of the directors, or by shareholders holding ten percent of the shares entitled to vote at such meeting.


Section 4.    NOTICE OF ANNUAL AND SPECIAL MEETINGS.

       Written notice stating the time and place of any annual or special meeting of shareholders shall be delivered personally, transmitted by private carrier, telegraph, teletype or facsimile equipment, or mailed, postage prepaid, to each shareholder of record entitled to vote at such meeting at the shareholder's address as it appears in the stock records of the corporation or, if no


Amended and Restated Bylaws - 1
address appears, at the shareholder's last known place of residence, at least ten (10) days and not more than sixty (60) days prior to the meeting. If a purpose of an annual or special shareholders' meeting is to consider action on an amendment to the Articles of Incorporation, a planned merger or share exchange, a proposed sale, lease, or other disposition of all or substantially all of the property of the corporation other than in the regular course of business, or the dissolution of the corporation, the corporation shall notify all shareholders, whether or not entitled to vote, at least twenty (20) days and not more than sixty (60) days prior to the meeting, and the notice must describe the proposed action with reasonable clarity and contain or be accompanied by a copy of the proposed amendment, the plan of merger or exchange, or the agreement of sale or lease, as applicable.


        The notice of special meetings shall include the purpose of the meeting. No business shall be transacted at a special meeting except as stated in such notice, unless consented to by all shareholders having the right to vote with respect to such other business, either in person or by proxy. Notice of all meetings shall be given to the holder of any proxy filed with the corporation in the same manner as if such proxy holder were a shareholder.

Section 5.    ACTION WITHOUT A MEETING.

       Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by all the shareholders with respect to the subject matter of such action.


Section 6.    QUORUM.

       A quorum at any meeting of the shareholders of the corporation is constituted by the representation in person or by proxy of a majority of shares entitled to vote at such meeting.


Section 7.    ATTENDANCE BY COMMUNICATIONS EQUIPMENT.

       Meetings of the shareholders may be convened through the use of conference telephone or similar communications equipment, so long as all shareholders participating in such meeting can hear one another.


Section 8.    VOTING RIGHTS.

       Except in a situation where a shareholder cannot vote shares held in this corporation as provided in RCW 23B.07.210, in any matter put to a vote at any meeting of the shareholders, each shareholder shall be entitled to one vote for each full share of voting stock standing in the name of such shareholder on the books of the corporation.


Amended and Restated Bylaws - 2

Section 9.    PROXIES.

       Every shareholder entitled to vote may authorize another person or persons to act by proxy with respect to such voting rights.

       All proxies shall be in writing, signed by the shareholder granting the proxy, and shall be filed with the secretary of the corporation.

Section 10.   ORDER OF BUSINESS.

       The following order of business shall be observed at all meetings of the shareholders, so far as practicable:

       (1)    Calling the roll.

       (2)    Reading, correction and approval of minutes of previous meeting.

       (3)    Reports of officers.

       (4)    Reports of committees.

       (5)    Election of directors.

       (6)    Unfinished business.

       (7)    New business.

Section 11.   ADJOURNMENT.

       An annual or special meeting of shareholders may be adjourned from day to day or to a designated date and time by majority vote of the shareholders present as they see fit and no notice of adjournment need be given to absent shareholders.

                                   ARTICLE II
                       CERTIFICATES AND TRANSFER OF SHARES

Section 1.    CERTIFICATES FOR SHARES.

       Every holder of shares in this corporation shall be entitled to have a certificate signed in the name of the corporation by the president or a vice president and by the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder.

       Share certificates shall be in the form adopted by the Board of Directors.

Amended and Restated Bylaws - 3

Section 2.    ISSUANCE.

       Share certificates shall be issued only upon receipt by the corporation of the consideration determined by the Board of Directors to be paid or exchanged for such shares.


Section 3.    RECORDS.

       Share certificates shall be numbered consecutively. The name of the person owning the shares, together with the number of shares and the date of issue, shall appear on each certificate and shall be entered on the books of the corporation.


Section 4.    CANCELLATION.

       All share certificates transferred by endorsement shall be surrendered to the corporation for cancellation, and new certificates shall be issued to the transferee.


Section 5.    TRANSFER ON THE BOOKS.

       Upon surrender to the secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled to such certificate, to cancel the old certificate, and to record the transaction upon its books.


Section 6.    LOST OR DESTROYED CERTIFICATES.

       The corporation may issue a new certificate for shares or any other security in the place of any certificate previously issued and alleged to have been lost, stolen, or destroyed; and the corporation may require the owner of the lost, stolen or destroyed certificate or the owner's legal representative to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.


Section 7.    SUBSCRIPTIONS.

       Subscriptions for shares shall be in writing and in such form and content as the Board of Directors may require.


Amended and Restated Bylaws - 4

                                   ARTICLE III
                                    DIRECTORS

Section 1.    POWERS AND DUTIES.

       The business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of a Board of Directors. The Board of Directors may delegate the management of the day-to-day business operations of the corporation to a management committee or other person, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors.


Section 2.    NUMBER AND QUALIFICATION.

       The authorized number of directors of the corporation shall be not less than one (1) person, the exact number being the number duly elected by the shareholders from time to time or appointed in accordance with the provisions of these Bylaws. Directors need not be shareholders of the corporation.


Section 3.    ELECTION AND TERM OF OFFICE.

       At each annual meeting of the shareholders, directors shall be elected to hold office until the next annual meeting.

       Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 4.    VACANCIES.

       Vacancies on the Board of Directors by reason of death, resignation or increase in the number of directors shall be filled by appointment by a majority of the remaining directors, and such appointee shall hold office until his or her successor is elected at the next annual meeting of shareholders or at any prior special meeting called for that purpose.

       If one or more directors shall be removed by the shareholders, such removal being lawful under the provisions of RCW 23B.08.080, the shareholders shall elect a successor or successors at the same shareholders' meeting, and the successor or successors shall serve until the next annual meeting of shareholders.

Section 5.    PLACE OF MEETINGS OF DIRECTORS.

       Meetings of the Board of Directors may be held at the office of the corporation or such other place within or outside the State of Washington as may be designated in the notice of the meeting.


Amended and Restated Bylaws - 5

Section 6.    ANNUAL MEETINGS.

       The annual meeting of the Board of Directors shall be held immediately following the adjournment of the annual meeting of the shareholders. Notice of this meeting shall not be required.

       At such meeting the directors shall elect the officers for the ensuing year and transact such other business as may properly come before the meeting.

Section 7.    SPECIAL MEETINGS.

       Special meetings of the Board of Directors for any purpose or purposes may be called by the chairman of the board, if any, the president or a majority of the directors. Neither the Articles of Incorporation nor these Bylaws may dispense with notice of a special meeting, but lack of actual notice to those present will not invalidate actions taken at a special meeting if a quorum is present.

Section 8.    NOTICE OF SPECIAL MEETINGS.

       Unless directors waive notice of, or consent to, a special meeting, notice stating the date, hour and place of any special meeting of directors shall be given orally or shall be transmitted in writing by means of private carrier, telegraph, teletype or facsimile equipment, or mailed, postage prepaid, to each director of record at his or her address as the same appears in the records of the corporation or, if no address appears, at his or her last known place of residence, at least two (2) days and not more than twenty (20) days prior to the meeting. Notice of any special meeting of directors may, but need not, state the purpose of such meeting.


Section 9.    ACTION WITHOUT MEETING.

       Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board shall consent in writing to the action. Such action by written consent shall have the same force and effect as an affirmative vote of the Board of Directors. Such action by consent shall be filed in the minute book of the corporation.


Section 10.   QUORUM.

       A majority of the directors constitutes a quorum of the Board of Directors for the transaction of business.

       Every action taken or decision made by a majority of the directors present at a meeting, notice of which was given in accordance with the Bylaws and at which a quorum is present, is a binding act or decision of the entire Board of Directors.

Amended and Restated Bylaws - 6

Section 11.   ATTENDANCE BY COMMUNICATIONS EQUIPMENT.

       Meetings of the Board of Directors may be convened through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.


Section 12.   COMPENSATION OF DIRECTORS.

       The Board of Directors may fix the compensation, if any, of directors.


Section 13.   ADJOURNMENT.

       A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.


                                   ARTICLE IV
                                    OFFICERS

Section 1.    OFFICERS.

       The officers of the corporation shall be a president, a secretary and a treasurer. The corporation may also have, at the discretion of the Board of Directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed.


Section 2.    ELECTION AND TERM OF OFFICE.

       The officers shall be elected by the Board of Directors at its first meeting and thereafter annually at its annual meetings. The officers shall hold office until they resign, are removed or otherwise disqualified, are unable to serve, or until their successors are elected and qualified.


Section 3.    REMOVAL AND RESIGNATION.

       Any officer may be removed by the Board of Directors, with or without cause, by a majority of the directors at any duly held annual or special meeting of the Board of Directors at which a quorum is present. Such removal shall be without prejudice to any contract rights of the person removed.

       Any officer may resign at any time by giving written or verbal notice to the corporation.

Amended and Restated Bylaws - 7

Section 4.    VACANCIES.

       A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.


Section 5.    PRESIDENT.

       The president shall be the chief executive officer of the corporation, shall be subject to the control of the Board of Directors, and shall have general supervision, direction and control of the business and affairs of the corporation. The president may preside at the meetings of shareholders and/or the Board of Directors. The president shall be an ex officio member of any standing committees of the corporation, including the executive committee, if any. The president shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.


Section 6.    VICE PRESIDENTS.

       In the absence or disability of the president, the vice president, if any, or first vice president if there shall be more than one vice president, shall perform all the duties of the president, and when so acting shall have all the powers of the president. The vice president(s) shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board of Directors or the Bylaws.


Section 7.    SECRETARY.

       The secretary shall keep, or cause to be kept, a minute book at the registered office of the corporation or such other place as the Board of Directors may order, containing a record of all meetings of directors and shareholders, indicating the time and place, whether annual or special and, if special, how authorized, the names of those present, and a summary of all the proceedings at such meetings. The record shall include a copy of the notice given.

       The secretary shall be responsible for giving notice of all the meetings of the shareholders and of the Board of Directors required to be given by these Bylaws or by law. The secretary shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

Section 8.    TREASURER.

       The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its liabilities, assets, receipts, disbursements, losses and capital.


Amended and Restated Bylaws - 8

       The treasurer shall deposit all corporate funds and other valuables to the credit of the corporation with such depositaries as may be designated by the Board of Directors. The treasurer shall disburse the funds of the corporation as may be authorized by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all transactions as treasurer and of the financial condition of the corporation. The treasurer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

Section 9.    SALARIES.

       The salaries of all officers and employees of the corporation shall be fixed by the Board of Directors and may be changed from time to time by the Board of Directors.

                                    ARTICLE V
                                 CORPORATE SEAL

       The corporate seal, if any, shall be in a form adopted by the Board of Directors.


                                   ARTICLE VI
                              AMENDMENTS TO BYLAWS

Section 1.    AMENDMENTS BY DIRECTORS.

       The Board of Directors may adopt, amend or repeal any of these Bylaws, but shall not amend or repeal any Bylaws adopted by the shareholders of the corporation.


Section 2.    AMENDMENTS BY SHAREHOLDERS.

       The shareholders may adopt, amend or repeal any of these Bylaws by a majority vote of the shareholders at any annual or special meeting, provided the text of the intended change in the Bylaws is included in the notice of the meeting.


Section 3.    RECORD OF AMENDMENT.

       Whenever a Bylaw is amended or a new Bylaw is adopted, it shall be copied and placed in the minute book of the corporation with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal and the date of the meeting at which the repeal was enacted or written assent was given shall be filed in the minute book.


Amended and Restated Bylaws - 9

                                   ARTICLE VII
                     AMENDMENTS TO ARTICLES OF INCORPORATION

       The Articles of Incorporation of the corporation may only be amended in accordance with applicable sections of the Washington Business Corporation Act in effect at the time of amendment.

                            CERTIFICATE OF SECRETARY

       I certify that the foregoing Amended and Restated Bylaws of this corporation were duly adopted by the Board of Directors of the corporation on November 23, 1999.


                                       /s/ Steven J. Machov
                                       -----------------------------------------
                                       Steven J. Machov, Secretary


Amended and Restated Bylaws - 10